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                         SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.  20549

                                    FORM 8-A/A-3

                 FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                          SECURITIES EXCHANGE ACT OF 1934

                                     HEI, Inc.
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               (Exact name of registrant as specified in its charter)

             Minnesota                                   41-0944876
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(State of Incorporation or Organization)     (IRS Employer Identification No.)

    P.O. Box 5000, 1495 Steiger Lake Lane, Victoria, Minnesota       55386
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            (Address of Principal Executive Offices)              (Zip Code)

     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. / /

     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. /X/

     Securities Act registration statement file number to which this form relates: _________ (if applicable).

     Securities to be registered pursuant to Section 12(b) of the Act:

       TITLE OF EACH CLASS TO BE              NAME OF EACH EXCHANGE ON WHICH
            SO REGISTERED                     EACH CLASS IS TO BE REGISTERED
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     Securities to be registered pursuant to Section 12(g) of the Act:

                          Rights to Purchase Common Stock
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                                  (Title of class)

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                                  (Title of class)

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         Effective May 27, 1998, the Company amended Section 7(a) of the Rights Agreement dated May 27, 1988 by and between the Company and Norwest Bank Minnesota, N. A., as Rights Agent, to change the Final Expiration Date to August 10, 1998 and to amend Section 24(a) and the Form of Rights Certificate.

ITEM 2.  EXHIBITS.

         1. Amendment and Extension of Rights Agreement dated May 27, 1998, by and between the Company and Norwest Bank Minnesota, N. A., as Rights Agent.



                                     SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                        HEI, Inc.
                                        (Registrant)


                                        By:  /s/ Eugene W. Courtney
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Dated:  June 3, 1998                         Eugene W. Courtney
        -------------------------            Its Chief Executive Officer



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